EXHIBIT 99.1

Aptose Announces Results from Annual and Special Meeting of Shareholders

SAN DIEGO and TORONTO, June 18, 2024 (GLOBE NEWSWIRE) -- Aptose Biosciences Inc. (“Aptose” or the “Company”) (NASDAQ: APTO, TSX: APS), a clinical-stage precision oncology company developing highly differentiated oral kinase inhibitors to treat hematologic malignancies, today announced the voting results from the Company’s annual and special meeting of shareholders held today, June 18, 2024 (the “Meeting”). A total of 8,101,527 common shares of the Company, representing 49.67% of the common shares of the Company entitled to be voted, were represented by shareholders present or represented by proxy at the Meeting.

The Company is pleased to announce that all of the nominees listed in the proxy statement dated May 14, 2024, were re-elected as Directors. The results of the vote are provided below:

Nominee	Votes
Ms. Carol G. Ashe	4,959,150
Dr. Denis Burger	4,950,365
Dr. Erich Platzer	4,963,215
Dr. William G. Rice	4,331,196
Dr. Bernd Seizinger	4,962,815
Dr. Mark D. Vincent	4,963,303
Mr. Warren Whitehead	4,951,313

Aptose shareholders also voted in favor of the following matters:

  the re-appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024 an advisory (non-binding) resolution on the compensation of the Corporation’s named executive officers, as more particularly described in the Proxy Statement the potential issuance of common shares of the Corporation to the holders of certain warrants in excess of 19.99% of our outstanding Shares pursuant to the Nasdaq Listing Rules a resolution, the full text of which is set forth in the Proxy Statement, approving one or more adjournments of the Meeting, if necessary or appropriate, if a quorum is present, to permit further solicitation of proxies if there are not sufficient votes at the time of the Meeting to approve Proposal No. 4

Please refer to the Company’s proxy statement available on SEDAR+ at www.sedarplus.ca or EDGAR https://www.sec.gov/edgar.shtml for more details on the matters covered at the Meeting. Final voting results on all matters voted on at the Meeting will also be filed on SEDAR+ and EDGAR.

About Aptose

Aptose Biosciences is a clinical-stage biotechnology company committed to developing precision medicines addressing unmet medical needs in oncology, with an initial focus on hematology. The Company's small molecule cancer therapeutics pipeline includes products designed to provide single agent efficacy and to enhance the efficacy of other anti-cancer therapies and regimens without overlapping toxicities. The Company has two clinical-stage oral kinase inhibitors under development for hematologic malignancies: tuspetinib (TUS), an oral, kinase inhibitor that has demonstrated activity as a monotherapy and in combination therapy in patients with relapsed or refractory acute myeloid leukemia (AML) and is being developed as a frontline triplet therapy in newly diagnosed AML; and luxeptinib (CG-806), an oral, dual lymphoid and myeloid kinase inhibitor in Phase 1 a/b stage development for the treatment of patients with relapsed or refractory hematologic malignancies. For more information, please visit www.aptose.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Canadian and U.S. securities laws, including, but not limited to, statements relating to the Company’s plans, objectives, expectations and intentions and other statements including words such as “continue”, “expect”, “intend”, “will”, “should”, “would”, “may”, and other similar expressions. Such statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements described in this press release. Such factors could include, among others: our ability to obtain the capital required for research and operations and to continue as a going concern; the inherent risks in early stage drug development including demonstrating efficacy; development time/cost and the regulatory approval process; the progress of our clinical trials; our ability to find and enter into agreements with potential partners; our ability to attract and retain key personnel; changing market conditions; inability of new manufacturers to produce acceptable batches of GMP in sufficient quantities; unexpected manufacturing defects; and other risks detailed from time-to-time in our ongoing quarterly filings, annual information forms, annual reports and annual filings with Canadian securities regulators and the United States Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled "Risk Factors" in our filings with Canadian securities regulators and the United States Securities and Exchange Commission underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. We cannot assure you that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

For further information, please contact:

Aptose Biosciences Inc.	LifeSci Advisors, LLC
Susan Pietropaolo	Dan Ferry, Managing Director
Corporate Communications & Investor Relations	617-430-7576
201-923-2049	Daniel@LifeSciAdvisors.com
spietropaolo@aptose.com